United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2025
RCI HOSPITALITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10737 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)
(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 25, 2025, Eric Langan and Bradley Chhay notified RCI Hospitality Holdings, Inc. (“we,” “us” and the “Company”) that, effective November 28, 2025, each was stepping down from his position as President and Chief Executive Officer and Chief Financial Officer, respectively. Concurrently, the Company’s board of directors appointed Travis Reese as Interim President and Chief Executive Officer and Albert Molina as Interim Chief Financial Officer, also effective November 28, 2025. Mr. Langan will continue to serve on the board and will continue to be employed by the Company, advising our subsidiaries regarding strategic corporate transactions, including identifying potential acquisition targets and negotiating potential transactions. Mr. Chhay will continue to be employed by the Company and will advise our subsidiaries regarding financial budgeting and forecasting, capital allocation strategy, mergers and acquisitions, and related integration.

Mr. Reese, age 56, has served as the Company’s Executive Vice President and member of the board since 1999. Throughout his tenure with the Company, Mr. Reese has served many different roles, which include: overseeing information technology; working to create the Company’s intranet, permit tracking, and incident reporting systems, as well as other technology platforms used by the Company. Additionally, with his family history in military and aviation, Mr. Reese created the Company’s Bombshells Restaurant and Sports Bar concept in 2013. Mr. Reese has been involved in the adult entertainment industry since 1992.

Mr. Molina, age 56, has previously served as the Company’s Director of Financial Reporting since August 2016, and has worked extensively on SEC and financial reporting during his time at the Company. Prior to joining the Company, Mr. Molina managed the financial reporting and technical accounting departments of a publicly traded multi-unit restaurant company (2010-2016) and a publicly traded retail chain (2007-2010), both in Houston, Texas. From 2005 through 2006, he served as controller of a publicly traded call center company based in Miami, Florida. From 2003 through 2004, he was senior financial analyst for a satellite TV company based in Fort Lauderdale, Florida. He started his career in the Philippines, first as an auditor with Ernst & Young-Manila (1990-1995), then as finance and accounting manager of a multinational sportswear company (1995-2002). Mr. Molina is a Certified Public Accountant, licensed in the Philippines.

There was no immediate change in either Mr. Reese’s or Mr. Molina’s compensation in connection with their appointments as Interim President and CEO and Interim CFO, respectively. Mr. Molina does not currently have an employment agreement, but receives annual compensation of $260,000, bonus eligibility, expense reimbursement, health benefits, participation in our benefit plans, and two weeks paid vacation annually. There are no transactions or proposed transactions to which the Company is a party or an intended party in which either Mr. Reese or Mr. Molina has or will have a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Both Mr. Langan and Mr. Chhay will continue to receive the same compensation under their previous titles and will continue to vest in their previously awarded stock option grants under the Company’s 2022 Stock Option Plan while employed by the Company.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: November 28, 2025	By:	/s/ Travis Reese
Travis Reese
President and Chief Executive Officer
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